UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 18, 2007, Lyondell Chemical Company ("Lyondell") announced that it is soliciting consents to a proposed amendment of a restrictive provision of the indenture related to its 10.5% Senior Secured Notes due 2013 (the "2013 Notes") which currently require Lyondell to refinance indebtedness that is subordinated in right of payment to the 2013 Notes by issuing new subordinated indebtedness. Separately, Lyondell has commenced a cash tender offer (the "2012 Tender Offer") for all of its outstanding $278,000,000 aggregate principal amount of its 11.125% Senior Secured Notes due 2012 (the "2012 Notes"). In conjunction with the 2012 Tender Offer, Lyondell is soliciting consents from holders of the 2012 Notes to effect certain proposed amendments to the indenture governing the 2012 Notes, including elimination of substantially all the restrictive covenants. Lyondell intends to fund the 2012 Tender Offer with cash on hand and borrowings under its revolving credit facility. The press release regarding this matter is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

    Exhibits

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President and

General Counsel

Date: April 18, 2007

INDEX TO EXHIBITS

Exhibit

Number Description

99.1 Press Release